UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2006

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

    On August 30, 2006, the Company executed Indemnification Agreements (“Agreements”) between American Community Properties Trust (“ACPT” or the “Company”) and each of its four Independent Trustees (the “Indemnitee”). These Agreements provide for indemnification, to the maximum extent provided by Maryland law in effect from time to time, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by or on behalf of the Indemnitee. Certain actions related to deliberate dishonesty, receipt of improper benefit or known unlawful acts or omissions are not covered by these Indemnification Agreements. The indemnification extends during the period the Indemnitee is a member of the Board of Trustees of the Company and shall continue thereafter related to matters that may subsequently arise which are related to the Indemnitee’s term of Corporate Status, as defined by the Agreement. For additional provisions, please see the attached exhibits to this filing.

Item 9.01     Financial Statements and Exhibits.

(c )     Exhibits.

10.1	Indemnification Agreement for Antonio Ginorio
10.2	Indemnification Agreement for Thomas S. Condit
10.3	Indemnification Agreement for T. Michael Scott
10.4	Indemnification Agreement for Thomas J. Shafer

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: August 30, 2006	By: /s/ Cynthia L. Hedrick
Cynthia L. Hedrick Executive Vice President and Chief Financial Officer